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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-47851, 333-47843, 333-47059, 333-46991, and 333-83146) of
FlexiInternational Software, Inc. of our report dated February 27, 2001, appearing in this Annual Report on Form 10-K of FlexiInternational Software, Inc. for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 27, 2001, on the financial Statement Schedule of this Form 10-K.

Deloitte & Touche LLP
Hartford, Connecticut

April 1, 2002